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                                                                   EXHIBIT 15.1

                    ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS

  We are aware of the incorporation by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of our reports dated May 2, 1997, July 29, 1997 and October 29, 1997 which are included in OHM's Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997. Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          /s/ Ernst & Young LLP

Columbus, Ohio
February 9, 1998